UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification N o.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Completion of Acquisition or Disposition of Assets, Change in Directors

Item 2.01 Completion of Acquisition or Disposition of Assets

Cardiff International, Inc. (OTCBB: CDIF) Announced today they have acquired Consulting Services Support Corporation (CSSC Corp) and its subsidiaries Decision Technology Corporation and CSSC Services and Solutions, Incorporation. CSSC is the creator and developer of a unique decision-assistance technology, the patents on which are held by Decision Technologies Corporation, a wholly-owned subsidiary of CSSC. This unique technology empowers users to comparatively evaluate thousands of mutual fund, money manager, and other financial product choices, in a manner specific their individual needs, goals, and preferences.

CSSC was founded with the goal of transforming the way financial services are rendered, by providing to brokers, investment consultants and individual investors a new way to optimize investment choices. The acquisitions are subject to completion of an independent audit, as well as debtholder and shareholder participation requirements being met.

In connection with the closing of the acquisitions, on the effective date of the signed Forward Acquisition Agreement, a Preferred “J” Class of stock was established with a value of $0.255 per share ("CSSC’s” Preferred “J” Class Stock) as consideration. The Preferred “J” Class of stock has a par value $0.001 per share. The preferred share was adjusted as a result of the authorization and declaration of a special distribution to CSSC’s stockholders at $0.25 per share with a conversion rate of 1 to 1.25 Common Stock with a Lock-Up/Leak-Out provision limiting the sale of stock for 6 months after which conversions and sales are limited to 25% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

Pending the results of the independent audit, and unanimous debtholder participation, CDIF will issue 6,056,227 shares of CDIF Preferred “J” Shares to CSSC’s shareholders as Stock Consideration as agreed to in the signed Forward Acquisition Agreement. Based on the price of CDIF’s Common stock at $0.25 per share, the acquisition consideration represents an approximate value of $1,544,338. Upon completion of the independent audit any changes will be announced in an amended 8K within the required 71 day period.

On March 10, 2017, CDIF’s Board of Directors appointed Eric Smith (hereinafter Smith) to serve as CEO of CSSC and its subsidiaries.

There are no family relationships between Smith and any of our directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By: /s/ Daniel Thompson
Daniel Thompson
Title: Chairman

Dated: 3/13/17